As filed with the Securities and Exchange Commission on April 29, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
DATAVAULT AI INC.
(Exact name of registrant as specified in its charter)
Delaware	30-1135279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Datavault AI Inc.
One Commerce Square
2005 Market Street, Suite 2400
Philadelphia, PA 19103
(408) 627-4716
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nathaniel Bradley
Chief Executive Officer
Datavault AI Inc.
One Commerce Square
2005 Market Street, Suite 2400
Philadelphia, PA 19103
(408) 627-4716
(Name, address including zip code, and telephone number, including area code, of agent for service)
With copies to:
David E. Danovitch, Esq.
Joseph E. Segilia, Esq.
Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 660-3060
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 29, 2026
Datavault AI Inc.
2,750,000 Shares of Common Stock
This prospectus relates to the offer and resale of up to 2,750,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Datavault AI Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), issued on December 16, 2025 and April 6, 2026 pursuant to a share exchange agreement dated as of March 16, 2025 (the “Exchange Agreement”) between the Company and the Selling Stockholder (as defined below), as modified by that certain waiver agreement dated as of April 6, 2026 (the “Waiver Agreement”) between the Company and the Selling Stockholder. The holder of the Shares is referred to as the “Selling Stockholder.”
The Shares will be resold from time to time by the Selling Stockholder listed in the section titled “Selling Stockholder” beginning on page 26.
The Selling Stockholder, or its transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholder may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how the Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 37.
We are registering the Shares on behalf of the Selling Stockholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.
Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DVLT”. On April 23, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.74.
This offering will terminate on the earlier of (i) the date when all of the securities registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the date on which all of such securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.
Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 7 and in the documents which are incorporated by reference herein before you invest in our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 29, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus describes the general manner in which the Selling Stockholder may offer from time to time up to 2,750,000 shares of Common Stock. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.
If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.
When used herein, unless the context requires otherwise, references to “DVLT”, the “Company”, “we”, “our” or “us” refer to Datavault AI Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any amendment and the information incorporated by reference into this prospectus, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.
Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.
We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.
Company Overview
We are a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary high-performance computing (“HPC”) capabilities and advanced software, our technology offerings are designed to ensure data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization-which we believe will unlock significant opportunities for businesses in an increasingly data-driven world. Datavault has two synergistic platforms-Data Sciences and Acoustic Sciences-that our executive leadership is focusing on as key drivers of future revenue growth.
Corporate Information
Our principal executive office is located at One Commerce Square, 2005 Market Street, Suite 2400 Philadelphia, PA 19103 and our telephone number is (408) 627-4716. Our website address is www.datavaultsite.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.
Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

ABOUT THIS OFFERING
This prospectus relates to the offer and resale by the Selling Stockholder of up to 2,750,000 shares of Common Stock. All of the Shares, if and when sold, will be sold by the Selling Stockholder. The Selling Stockholder may sell the Shares from time to time at prevailing market prices or at privately negotiated prices.
Shares offered by the Selling Stockholder:
Up to 2,750,000 shares of Common Stock.
Shares of Common Stock outstanding as of April 28, 2026:
698,469,872(1)
Use of proceeds:
We will not receive any of the proceeds from any sale of the Shares by the Selling Stockholder. See “Use of Proceeds.”
Risk factors:
An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 8 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.
Nasdaq symbol for Common Stock:
“DVLT”

(1)
698,469,872 shares of Common Stock outstanding as of April 28, 2026, excludes the following as of such date: (i) 1,000,006 restricted stock units (“RSUs”) that have been issued but have not vested, (ii) 5,714,285 shares of Common Stock issuable pursuant to convertible notes issued on May 20, 2025, to CompuSystems, Inc., (iii) [2,750,000] shares of Common Stock issuable pursuant to an agreement between the Company and NYIAX, Inc. (“NYIAX”), all of which has been deferred as agreed by NYIAX, (iv) 12,068 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1.83 per share, (v) 5,387 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1,574 per share, (vi) 12 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $14,955 per share; (vii) 139 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.196 per share, (viii) 2 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $22,800 per share, (ix) 14 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $66,900 per share, (x) 9,665,079 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $5.00 per share, and (xi) 326 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.20 per share;.

RISK FACTORS
An investment in the securities offered under this prospectus involves a high degree of risk. Before purchasing any of the securities, you should carefully consider and evaluate the risk factors contained in this prospectus and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026 (the “Annual Report”), and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect
Risks Related to the Resale of the Shares
The Selling Stockholder may choose to sell the Shares at prices below the current market price.
The Selling Stockholder is not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.
A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.
The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell Common Stock.
Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering.
You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

SELLING STOCKHOLDER
The shares of Common Stock being offered by the Selling Stockholder are the Shares issued to the Selling Stockholder pursuant to the Exchange Agreement as modified by the Waiver Agreement. We are registering the Shares in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Except for the ownership of the Common Stock issued pursuant to the Exchange Agreement as modified by the Waiver Agreement and as disclosed in this section under “Material Relationships with Selling Stockholder” below, none of the Selling Stockholder have had any material relationship with us within the past three years.
The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on their ownership of shares of Common Stock, as of April 28, 2026.
The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder.
The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”
	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Sale of Maximum Number of Shares in this Offering(1)	Percentage Beneficially Owned After Offering(1)
NYIAX, Inc.(2)	4,583,667	2,750,000	1,833,667	*

(1)
The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 698,469,872 shares of Common Stock outstanding as of April 28, 2026.

(2)
The shares are held by NYIAX, Inc. Voting and investment decisions are the result of a collaborative process involving NYIAX board of directors and management, in accordance with its internal controls and delegated authorities. As such, no single individual, nor a group of three or fewer individuals, unilaterally exercises voting or dispositive authority over the relevant securities. The principal business address of NYIAX is 1 High Street Court, Morristown, NJ 07960.

*
Represents ownership of less than 1% of the outstanding shares of Common Stock after the completion of the offering.

Material Relationships with Selling Stockholder
March 2025 Share Exchange Agreement
On March 16, 2025, the Company entered into the Exchange Agreement with NYIAX, pursuant to which NYIAX agreed to exchange 900,000 shares of NYIAX’s common stock, par value $0.0001 per share (the “NYIAX Common Stock”), for aggregate consideration of up to 5,000,000 shares of Common Stock (such exchange, the “Exchange”).
Pursuant to the Exchange Agreement, as full consideration for the sale, assignment, transfer and delivery of the NYIAX Common Stock by NYIAX to Datavault, and upon the terms and subject to all of the conditions contained in the Exchange Agreement, Datavault agreed to issue to NYIAX (i) 3,000,000 newly issued, fully paid and nonassessable shares of Common Stock (such shares of Common Stock, the

“Closing Shares”) on March 16, 2025, June 16, 2025, September 16, 2025 and December 16, 2025, and (ii) 2,000,000 newly issued, fully paid and nonassessable shares of Datavault Common Stock (such shares of Common Stock, the “Additional Shares”), upon the terms and subject to the conditions set forth in the Exchange Agreement. Pursuant to the Waiver Agreement, the Additional Shares were issued to NYIAX on April 6, 2026.
The securities issued in the Exchange were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D of the Securities Act.
March 2025 Intellectual Property Cross-License Agreement
In connection with the Exchange, on March 16, 2025, the Company, entered into a white label, co-marketing and intellectual property cross-license agreement (the “License Agreement”) with NYIAX, pursuant to which the Company received a non-exclusive license under certain of NYIAX’s jointly owned patent rights and know-how, and a non-exclusive license to white label NYIAX’s proprietary software-as-a-service advertising brokerage platform, all within the field of data, information and asset monetization and exchange. In exchange, the Company granted to NYIAX a non-exclusive license under certain of the Company’s wholly owned patent rights, know-how and trademarks, including with respect to the Company’s Adio Platform (as defined in the License Agreement), in the field of advertising buying, selling and brokerage.
Pursuant to the License Agreement, as consideration for the services provided by NYIAX pursuant to the License Agreement and the rights to access and use the NYIAX Platform (as defined in the License Agreement) granted to the Company, and upon the terms and subject to all of the conditions contained in the License Agreement, on March 16, 2025, the Company issued to NYIAX 2,530,000 newly issued, fully paid and nonassessable shares of Common Stock.
Pursuant to the License Agreement, in consideration of the rights granted to NYIAX under the License Agreement, NYIAX paid the Company a license fee in the form of a convertible promissory note in the aggregate amount $2,500,000 (the “Convertible Note”). The Company entered into an Extinguishment Agreement with NYIAX in September 2025 to convert the NYIAX Convertible Note to 1,250,000 shares of NYIAX in full repayment of the note.
March 2025 Software Development Agreement
In connection with the Exchange, on March 16, 2025, the Company, entered into a software development agreement (the “Software Development Agreement”) with NYIAX, pursuant to which NYIAX has engaged the Company to develop certain software and provide certain additional professional services as the parties will agree under one or more statements of work.
March 2026 NYIAX Agreement and Plan of Merger
On March 18, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, DVLT Merger Sub Inc. (“Merger Sub”) and NYIAX, pursuant to which, on the closing date (the “Closing Date”), (i) Merger Sub will merge with and into NYIAX (the “Merger”), the separate corporate existence of Merger Sub will cease and NYIAX will continue as the surviving company and our wholly owned subsidiary, and (ii) the Company will pay to NYIAX equity holders aggregate consideration (“Merger Consideration”) of 78,947,368 shares of our Common Stock with an aggregate fair value estimated to be $59.2 million based on the closing stock price on March 13, 2026 of $0.67 per share.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the stockholders of NYIAX (the “Merger Partner Stockholders”), (i) each outstanding share of NYIAX Common Stock, other than any shares of NYIAX Common Stock held in the treasury of NYIAX, will be converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement), or (ii) each outstanding share of NYIAX Common Stock held immediately prior to the Effective Time by a Merger Partner Stockholder that is an Unaccredited Investor (as defined in the Merger Agreement) will be converted into the right to receive the unaccredited investor cash consideration, which will be the higher of (i) price per share equal to the VWAP (as defined in the Merger Agreement) of the Common Stock for the five (5) consecutive Trading Days (as defined in the Merger Agreement) ending on the Trading Day immediately preceding the date of the Merger Agreement, or (ii) price per share equal to the VWAP of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the Closing Date.
Pursuant to the Merger Agreement, if the Company effects or announces an intent to effect a reverse stock split of the Common Stock at any time within one hundred twenty (120) days following the date of the Merger Agreement, then the Company will issue to the Merger Partner Stockholders, on a pro rata basis in accordance with their respective entitlements to the Merger Consideration, an aggregate of 10,000,000 duly authorized, validly issued, fully paid and nonassessable additional shares of Common Stock.
Pursuant to the terms of the Merger Agreement, the Company has also agreed to appoint two new members to the board of directors of the Company (the “Board”), nominated by NYIAX and subject to such nominees being acceptable to the Company, effective as of the Closing Date.
The Merger Agreement contains representations and warranties from both the Company and Merger Sub, on the one hand, and NYIAX, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of NYIAX and the Company between the date of the Merger Agreement and Effective Time. The completion of the Merger will also be subject to closing conditions, customary for a transaction of this nature. NYIAX will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and continue or participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances and subject to other terms and conditions in the Merger Agreement, to provide information to, and continue or participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the board of directors of NYIAX (the “NYIAX Board”) (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal, and the NYIAX Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.
Pursuant to the Merger Agreement if, at any time during the period beginning on the Closing Date and ending on the date that is twelve (12) months following the Closing Date, the Surviving Corporation (as defined in the Merger Agreement), or the Company, executed and announced a definitive commercial, strategic, joint venture, licensing, partnership, or other bona fide revenue-generating or value-enhancing agreement with a trading market (a “Trading Market Transaction”), approved by the Board, then the Company shall issue to the Merger Partner Stockholders, on a pro rata basis in accordance with their respective ownership immediately prior to the Effective Time, an aggregate of 13,000,000 duly authorized, validly issued, fully paid and nonassessable restricted shares of Common Stock (the “Earn-Out Shares”). In lieu thereof, each Unaccredited Investor shall be entitled to receive, with respect to each share of NYIAX Common Stock held immediately prior to the Effective Time, a cash payment equal to the higher of (i) price per share equal to the VWAP of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the Closing Date, or (ii) price per share equal to the VWAP of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the execution and announcement of Trading Market Transaction, without interest and subject to applicable tax withholding.
From the closing and for a period of twelve (12) months thereafter, NYIAX has agreed to a special indemnity, pursuant to which NYIAX will indemnify, defend and hold harmless the Company, the Surviving Corporation from and against any and all Losses (as defined in the Merger Agreement) arising out of, relating to, or resulting from certain specific, enumerated claims, actions, suits, proceedings, investigations or demands against NYIAX set forth in the Merger Agreement, including any continuation, amendment, extension or escalation thereof. Any and all Losses for which indemnification is required under the Merger Agreement will be satisfied solely by a reduction in the number of Trading Market Transaction earn-out shares otherwise issuable to the Merger Partner Stockholders pursuant to Merger Agreement. In no event shall the aggregate number of Trading Market Transaction earn-out shares subject to reduction pursuant to the Merger Agreement exceed 5,000,000 shares of Common Stock.
Pursuant to the Merger Agreement, the Company has agreed to file with the SEC a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, on Form S-1) (the “Merger Consideration Resale Registration Statement”), within thirty (30) calendar days following the Closing Date, covering the resale of all shares of Common Stock issued to Merger Partner Stockholders as Merger Consideration pursuant to Merger Agreement. The Company shall use its commercially reasonable efforts to cause the Merger Consideration Resale Registration Statement to be declared effective by the SEC as promptly as practicable after filing, and in no event later than the earlier of (i) sixty (60) calendar days following the Closing Date (or ninety (90) calendar days if the SEC reviews the Resale Registration Statement), and (ii) the fifth (5th) business day after the Company is notified by the SEC that the Resale Registration Statement will not be reviewed or is no longer subject to further review. The Earn-Out Shares will have similar registration rights upon issuance of such shares.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder pursuant to this prospectus.
The Selling Stockholder will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.
See “Plan of Distribution” elsewhere in this prospectus for more information.

DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING
The Selling Stockholder is offering for resale up to an aggregate of 2,750,000 shares of Common Stock. The terms of our shares of Common Stock are contained in our Certificate of Incorporation and our bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For a description of our Common Stock, see (i) our Registration Statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2 — Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026. The Board may establish the rights and preferences of the preferred stock from time to time.
Our Certificate of Incorporation authorizes the issuance of up to 2,020,000,000 shares of its capital stock consisting of (a) 2,000,000,000 shares of common stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of April 28, 2026, 698,469,872 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

PLAN OF DISTRIBUTION
We are registering the shares of common stock to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The Selling Stockholder and any of its respective pledgees, assignees and successors-in-interest may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales made after the date the Registration Statement is declared effective by the SEC;

•
broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The Selling Stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the agreement to register such shares, estimated to be $39,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.
EXPERTS
Our consolidated financial statements as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.datavaultsite.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026;

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2026 (the first Current Report on Form 8-K filed on such date), January 5, 2026 (the second Current Report on Form 8-K on such date), January 7, 2026 (the first Current Report on Form 8-K filed on such date), January 7, 2026 (the second Current Report on Form 8-K on such date), January 8, 2026, January 15, 2026, January 23, 2026, February 3, 2026, February 13, 2026, February 27, 2026 (the first Current Report on Form 8-K filed on such date), February 27, 2026 (the second Current Report on Form 8-K on such date), March 19, 2026 (the second Current Report on Form 8-K on such date), March 30, 2026, April 23, 2026, and April 28, 2026; and

•
the description of our Common Stock contained in Exhibit 4.2 — Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).
Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.
We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:
Datavault AI Inc.
One Commerce Square
2005 Market Street, Suite 2400
Philadelphia, PA 19103
(408) 627-4716
bmoyer@dvlt.ai
Copies of these filings are also available on our website at www.datavaultsite.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Datavault AI Inc.
2,750,000 Shares of Common Stock
PROSPECTUS
The date of this prospectus is April 29, 2026.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:
SEC registration fee	$281.04
Transfer agent and registrar fees and expenses	$0
Legal fees and expenses	$10,000
Printing fees and expenses	$3,000
Accounting fees and expenses	$25,000
Miscellaneous fees and expenses	$718.96
Total	$39,000
Item 15.   Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.
Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.
We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.
See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.
Item 16.   Exhibits.
The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
3.1(i)(a)	Certificate of Incorporation of Summit Semiconductor, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).
3.1(i)(b)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 25, 2018).
3.1(i)(c)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2018).
3.1(i)(d)	Certificate of Amendment to Certificate of Incorporation of Summit Wireless Technologies, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2020).
3.1(i)(e)	Certificate of Amendment to Certificate of Incorporation of Summit Wireless Technologies, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2022).
3.1(i)(f)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2023).
3.1(i)(g)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2024).
3.1(i)(h)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2024).
3.1(i)(i)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2025).
3.1(i)(j)	Certificate of Amendment to Certificate of Incorporation of Datavault AI Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2025).
3.1(i)(k)	Certificate of Amendment to Certificate of Incorporation of Datavault AI Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2025).
3.1(i)(l)	Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).
3.1(ii)(a)	Bylaws of Summit Semiconductor, Inc. (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).
3.1(ii)(b)	Amendment to the Bylaws of Datavault AI Inc., effective September 25, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2025).
4.1	Form of Common Stock Certificate (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2019).
5.1	Opinion of Sullivan & Worcester LLP
23.1	Consent of BPM LLP, independent registered public accounting firm
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1	Power of Attorney
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on April 29, 2026.
DATAVAULT AI INC.
By:
/s/ Brett Moyer

Brett Moyer
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathaniel Bradley and Brett Moyer, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this registration statement below.
Signature	Title	Date
/s/ Nathaniel Bradley Nathaniel Bradley	Director and Chief Executive Officer (principal executive officer)	April 29, 2026
/s/ Brett Moyer Brett Moyer	Director and Chief Financial Officer (principal financial officer)	April 29, 2026
/s/ Stanley Mbugua Stanley Mbugua	Chief Accounting Officer ( principal accounting officer)	April 29, 2026
/s/ Kimberly Briskey Kimberly Briskey	Director	April 29, 2026
/s/ Dr. Jeffrey M. Gilbert Dr. Jeffrey M. Gilbert	Director	April 29, 2026
/s/ David Howitt David Howitt	Director	April 29, 2026
/s/ Helge Kristensen Helge Kristensen	Director	April 29, 2026

Signature	Title	Date
/s/ Sriram Peruvemba Sriram Peruvemba	Director	April 29, 2026
/s/ Robert Tobias Robert Tobias	Director	April 29, 2026
/s/ Wendy Wilson Wendy Wilson	Director	April 29, 2026